Exhibit 99.1

COMPANY CONTACTS:

Diane Morefield

EVP & Chief Financial Officer

Strategic Hotels & Resorts

(312) 658-5740

Jonathan Stanner

Vice President, Capital Markets & Treasurer

Strategic Hotels & Resorts

(312) 658-5746

FOR IMMEDIATE RELEASE

MONDAY, AUGUST 6, 2012

STRATEGIC HOTELS & RESORTS REPORTS SECOND QUARTER 2012

FINANCIAL RESULTS

Positive Operating Trends Continue as North American Same Store RevPAR Increases 9.5 Percent

and EBITDA Margins Expand 180 Basis Points in Quarter

CHICAGO – August 6, 2012 – Strategic Hotels & Resorts, Inc. (NYSE: BEE) today reported results for the second quarter ended June 30, 2012.

($ in millions, except per share and operating metrics)	Second Quarter
Earnings Metrics	2012	2011	% Change
Net (loss)/income attributable to common shareholders	$(3.0)	$39.5	N/A
Net (loss)/income per diluted share	$(0.01)	$0.22	N/A
Comparable funds from operations (Comparable FFO) (a)	$21.4	$8.8	143.1%
Comparable FFO per diluted share (a)	$0.11	$0.05	120.0%
Comparable EBITDA (a)	$50.9	$42.5	19.8%

Total United States Portfolio Operating Metrics (b)
Average Daily Rate (ADR)	$257.16	$241.93	6.3%
Occupancy	75.1%	73.3%	1.8 pts
Revenue per Available Room (RevPAR)	$193.19	$177.41	8.9%
Total RevPAR	$368.20	$344.22	7.0%
EBITDA Margins	25.6%	24.0%	160 bps

North American Same Store Operating Metrics (c)
ADR	$253.70	$239.77	5.8%
Occupancy	76.5%	74.0%	2.5 pts
RevPAR	$194.11	$177.35	9.5%
Total RevPAR	$360.28	$333.34	8.1%
EBITDA Margins	25.2%	23.4%	180 bps
(a)	Please refer to tables provided later in this press release for a reconciliation of net (loss)/income to Comparable FFO, Comparable FFO per share and Comparable EBITDA. Comparable FFO, Comparable FFO per share and Comparable EBITDA are non-GAAP measures and are further explained with the reconciliation tables.
(b)	Operating statistics reflect results from the Company’s Total United States portfolio (see portfolio definitions later in this press release).
(c)	Operating statistics reflect results from the Company’s North American same store portfolio (see portfolio definitions later in this press release).

“Our world class portfolio and unique asset management expertise continues to drive industry leading results,” commented Laurence Geller, President and Chief Executive Officer of Strategic Hotels & Resorts, Inc. “Notably, the positive operating trends we have previously been reporting continue unabated. Looking forward to the remainder of the year, we reiterate our full year guidance.”

Second Quarter Highlights

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Net loss attributable to common shareholders was $3.0 million, or $0.01 per diluted share in the second quarter of 2012, compared with net income attributable to common shareholders of $39.5 million, or $0.22 per diluted share in the second quarter of 2011. Second quarter 2011 results include a $101.0 million gain on sale primarily related to the disposition of the Company’s leasehold interest the Paris Marriott Champs Elysees hotel.

¡	Comparable FFO was $0.11 per diluted share in the second quarter of 2012, compared with $0.05 per diluted share in the prior year period.

¡	Comparable EBITDA was $50.9 million in the second quarter of 2012, compared with $42.5 million in the prior year period, a 19.8 percent increase between periods.

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Total United States portfolio RevPAR increased 8.9 percent in the second quarter of 2012, driven by a 6.3 percentage increase in ADR and a 1.8 percent point increase in occupancy, compared to the second quarter of 2011. Total RevPAR increased 7.0 percent between periods with non-rooms revenue increasing by 4.9 percent between periods.

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Occupancy growth in the Total United States portfolio was driven by an 8.1 percent increase in transient room nights. Transient ADR increased 6.5 percent compared to the second quarter of 2011 and group ADR increased 5.4 percent.

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RevPAR increased 9.9 percent in the second quarter of 2012 in the Company’s Total United States urban portfolio and 7.6 percent in the Company’s Total United States resort portfolio, compared to the second quarter of 2011.

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North American same store RevPAR increased 9.5 percent in the second quarter of 2012, driven by a 5.8 percentage increase in ADR and a 2.5 percent point increase in occupancy. Total RevPAR increased 8.1 percent with non-rooms revenue increasing by 6.5 percent between periods.

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European RevPAR decreased 6.6 percent (0.9 percent in constant dollars) in the second quarter of 2012, driven by a 6.2 percentage point decrease in ADR (0.6 percent in constant dollars) and a 0.3 percent point decrease in occupancy between periods. European Total RevPAR decreased 6.5 percent in the second quarter over the prior year period (0.7 percent in constant dollars).

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Total United States portfolio EBITDA margins expanded 160 basis points in the second quarter of 2012, compared to the second quarter of 2011. North American same store EBITDA margins expanded 180 basis points.

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Group room nights currently booked for 2012 are 0.5 percent higher compared to room nights booked for 2011 at the same time last year at rates 4.5 percent higher, resulting in a 5.0 percent RevPAR increase.

The company reported financial results for the six month period ended June 30, 2012 as follows:

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Net loss attributable to common shareholders was $34.5 million, or $0.18 per diluted share, compared with net income attributable to common shareholders of $4.1 million, or $0.02 per diluted share, for the six month period ended June 30, 2011.

¡	Comparable FFO was $0.12 per diluted share compared with $0.03 per diluted share in the six month period ended June 30, 2011.

¡	Comparable EBITDA was $84.2 million compared with $71.2 million for the six month period ended June 30, 2011, an 18.2 percent increase between periods.

Preferred Dividends

On June 29, 2012, the Company paid 14 quarters of accrued and unpaid dividends on the Series A, B and C Cumulative Redeemable Preferred Stock to shareholders of record as of June 15, 2012, equating to $7.4375 per share of Series A Preferred Stock and $7.21882 per share of Series B and Series C Preferred Stock.

Capital Raise

On April 23rd, the Company closed on the sale of 18.4 million shares of common stock at a public offering price of $6.50 per share, including 2.4 million shares of common stock issued pursuant to the exercise in full of the underwriters’ over-allotment option. The Company received approximately $114.1 million from the offering after deducting underwriting discounts and commissions and transaction expenses related to the offering. The Company used the net proceeds from the offering to reduce borrowings under its secured bank credit facility, fund the payment of accrued and unpaid preferred dividends, and fund capital expenditures and working capital.

2012 Guidance

Based on the results of the first and second quarter and current forecasts for the remainder of the year, the Company is reaffirming its guidance range for full year 2012 RevPAR growth, Total RevPAR growth, Comparable EBITDA, and Comparable FFO per diluted share.

For the year ending December 31, 2012, the Company anticipates that Comparable EBITDA will be in the range of $165.0 million to $180.0 million and Comparable FFO in the range of $0.21 and $0.29 per fully diluted share. Management is also reaffirming its guidance for North American same store RevPAR growth in the range between 6.0 percent to 8.0 percent and Total RevPAR growth in the range between 5.0 percent and 7.0 percent.

Portfolio Definitions

Total United States portfolio hotel comparisons for the second quarter of 2012 are derived from the Company’s hotel portfolio at June 30, 2012, consisting of all 14 properties located in the United States, including unconsolidated joint ventures.

North American same store hotel comparisons for the second quarter of 2012 are derived from the Company’s hotel portfolio at June 30, 2012, consisting of properties located in North America and held for five or more quarters, in which operations are included in the consolidated results of the Company. As a result, same store comparisons include 13 properties and exclude the unconsolidated Hotel del Coronado and Fairmont Scottsdale Princess hotels.

European hotel comparisons for the second quarter of 2012 are derived from the Company’s European owned and leased hotel properties at June 30, 2012, consisting of the Marriott London Grosvenor Square and the Marriott Hamburg hotels.

Earnings Call

The Company will conduct its second quarter 2012 conference call for investors and other interested parties on Tuesday, August 7, 2012 at 10:00 a.m. Eastern Time (ET). Interested individuals are invited to access the call by dialing 888.680.0879 (toll international: 617.213.4856) with passcode 21706752. To participate on the webcast, log on to the company’s website at http://www.strategichotels.com or http://www.media-server.com/m/acs/20929d29a6f5df7c9ab0aabd2ea13d8c 15 minutes before the call to download the necessary software.

For those unable to listen to the call live, a taped rebroadcast will be available beginning at 12:00 p.m. ET on August 7, 2012 through 11:59 p.m. ET on August 14, 2012. To access the replay, dial 888.286.8010 (toll international: 617.801.6888) with passcode 38723267. A replay of the call will also be available on the Internet at http://www.strategichotels.com or http://www.earnings.com for 30 days after the call.

The Company also produces supplemental financial data that includes detailed information regarding its operating results. This supplemental data is considered an integral part of this earnings release. These materials are available on the Strategic Hotels & Resorts’ website at www.strategichotels.com within the Investor Relations section of the website.

About the Company

Strategic Hotels & Resorts, Inc. is a real estate investment trust (REIT) which owns and provides value-enhancing asset management of high-end hotels and resorts in the United States, Mexico and Europe. The Company currently has ownership interests in 17 properties with an aggregate of 7,762 rooms and 840,000 square feet of meeting space. For a list of current properties and for further information, please visit the Company’s website at http://www.strategichotels.com.

This press release contains forward-looking statements about Strategic Hotels & Resorts, Inc. (the “Company”). Except for historical information, the matters discussed in this press release are forward-looking statements subject to certain risks and uncertainties. These forward-looking statements include statements regarding the Company’s future financial results, stabilization in the lodging space, positive trends in the lodging industry and the Company’s continued focus on improving profitability. Actual results could differ materially from the Company’s projections. Factors that may contribute to these differences include, but are not limited to the following: the effects of the recent global economic recession upon business and leisure travel and the hotel markets in which the Company invests; the Company’s liquidity and refinancing demands; the Company’s ability to obtain or refinance maturing debt, including the $97.5 million mortgage debt related to the Hyatt Regency La Jolla hotel that matures September 1, 2012; the Company’s ability to maintain compliance with covenants contained in the Company’s debt facilities; stagnation or further deterioration in economic and market conditions, particularly impacting business and leisure travel spending in the markets where the Company’s hotels operate and in which the Company invests, including luxury and upper upscale product; general volatility of the capital markets and the market price of the Company’s shares of common stock; availability of capital; the Company’s ability to dispose of properties in a manner consistent with the Company’s investment strategy and liquidity needs; hostilities and security concerns, including future terrorist attacks, or the apprehension of hostilities, in each case that affect travel within or to the United States, Mexico, Germany, England or other countries where the Company invests; difficulties in identifying properties to acquire and completing acquisitions; the Company’s failure to maintain effective internal control over financial reporting and disclosure controls and procedures; risks related to natural disasters; increases in interest rates and operating costs, including insurance premiums and real property taxes; contagious disease outbreaks, such as the H1N1 virus outbreak; delays and cost-overruns in construction and development; marketing challenges associated with entering new lines of business or pursuing new business strategies; the Company’s failure to maintain the Company’s status as a REIT; changes in the competitive environment in the Company’s industry and the markets where the Company invests; changes in real estate and zoning laws or regulations; legislative or regulatory changes, including changes to laws governing the taxation of REITS; changes in generally accepted accounting principles, policies and guidelines; and litigation, judgments or settlements.

Additional risks are discussed in the Company’s filings with the Securities and Exchange Commission, including those appearing under the heading “Item 1A. Risk Factors” in the Company’s most recent Form 10-K and subsequent Form 10-Qs. Although the Company believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. The forward-looking statements are made as of the date of this press release, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

The following tables reconcile projected 2012 net loss attributable to common shareholders to projected Comparable EBITDA, Comparable FFO and Comparable FFO per diluted share ($ in millions, except per share data):

	Low Range	High Range
Net Loss Attributable to Common Shareholders	$(81.4)	$(66.4)
Depreciation and Amortization	112.0	112.0
Interest Expense	82.6	82.6
Income Taxes	0.9	0.9
Non-controlling Interests	(0.3)	(0.3)
Adjustments from Consolidated Affiliates	(5.8)	(5.8)
Adjustments from Unconsolidated Affiliates	28.0	28.0
Preferred Shareholder Dividends	24.2	24.2
Realized Portion of Deferred Gain on Sale Leasebacks	(0.2)	(0.2)
Adjustment for Value Creation Plan	4.8	4.8
Other Adjustments	0.2	0.2

Comparable EBITDA	$165.0	$180.0

	Low Range	High Range
Net Loss Attributable to Common Shareholders	$(81.4)	$(66.4)
Depreciation and Amortization	110.8	110.8
Realized Portion of Deferred Gain on Sale Leasebacks	(0.2)	(0.2)
Non-controlling Interests	(0.3)	(0.2)
Adjustments from Consolidated Affiliates	(2.8)	(2.8)
Adjustments from Unconsolidated Affiliates	15.4	15.4
Adjustment for Value Creation Plan	4.8	4.8
Other Adjustments	(2.5)	(2.5)

Comparable FFO	$43.8	$58.9
Comparable FFO per Diluted Share	$0.21	$0.29

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Rooms	$110,132	$108,812	$204,642	$200,282
Food and beverage	71,931	74,441	134,410	137,323
Other hotel operating revenue	18,173	19,948	38,298	39,921
Lease revenue	1,165	1,277	2,330	2,492

Total revenues	201,401	204,478	379,680	380,018

Operating Costs and Expenses:
Rooms	29,983	29,818	58,559	56,445
Food and beverage	48,317	50,658	95,710	96,665
Other departmental expenses	51,084	53,825	100,649	104,498
Management fees	6,214	6,550	11,830	12,324
Other hotel expenses	12,763	13,467	26,372	26,825
Lease expense	1,143	1,257	2,311	2,453
Depreciation and amortization	25,277	30,091	50,767	60,696
Corporate expenses	2,866	11,957	16,676	26,434

Total operating costs and expenses	177,647	197,623	362,874	386,340

Operating income (loss)	23,754	6,855	16,806	(6,322)

Interest expense	(19,080)	(25,762)	(38,685)	(45,310)
Interest income	50	51	80	83
Loss on early extinguishment of debt	—	(838)	—	(838)
Loss on early termination of derivative financial instruments	—	(29,242)	—	(29,242)
Equity in (losses) earnings of unconsolidated affiliates	(717)	(2,799)	203	(4,399)
Foreign currency exchange (loss) gain	(168)	147	(173)	286
Other income, net	477	436	929	4,361

Income (loss) before income taxes and discontinued operations	4,316	(51,152)	(20,840)	(81,381)
Income tax (expense) benefit	(350)	(1,060)	(815)	588

Income (loss) from continuing operations	3,966	(52,212)	(21,655)	(80,793)
(Loss) income from discontinued operations, net of tax	(535)	101,034	(535)	101,196

Net income (loss)	3,431	48,822	(22,190)	20,403
Net (income) loss attributable to the noncontrolling interests in SHR's operating partnership	(8)	(224)	109	(86)
Net income attributable to the noncontrolling interests in consolidated affiliates	(379)	(1,338)	(350)	(743)

Net income (loss) attributable to SHR	3,044	47,260	(22,431)	19,574
Preferred shareholder dividends	(6,042)	(7,722)	(12,083)	(15,443)

Net (loss) income attributable to SHR common shareholders	$(2,998)	$39,538	$(34,514)	$4,131

Basic and Diluted (Loss) Income Per Share:
Loss from continuing operations attributable to SHR common shareholders	$(0.01)	$(0.35)	$(0.18)	$(0.58)
(Loss) income from discontinued operations attributable to SHR common shareholders	—	0.57	—	0.60

Net (loss) income attributable to SHR common shareholders	$(0.01)	$0.22	$(0.18)	$0.02

Weighted average common shares outstanding	202,021	176,141	194,979	166,820

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Consolidated Balance Sheets

(in thousands, except share data)

	June 30,	December 31,
	2012	2011
Assets
Investment in hotel properties, net	$1,661,252	$1,692,431
Goodwill	40,359	40,359
Intangible assets, net of accumulated amortization of $9,754 and $8,915	30,147	30,635
Investment in unconsolidated affiliates	119,354	126,034
Cash and cash equivalents	76,180	72,013
Restricted cash and cash equivalents	46,243	39,498
Accounts receivable, net of allowance for doubtful accounts of $1,547 and $1,698	54,135	43,597
Deferred financing costs, net of accumulated amortization of $5,309 and $3,488	9,044	10,845
Deferred tax assets	1,964	2,230
Prepaid expenses and other assets	40,864	29,047

Total assets	$2,079,542	$2,086,689

Liabilities, Noncontrolling Interests and Equity
Liabilities:
Mortgages and other debt payable	$995,817	$1,000,385
Bank credit facility	50,000	50,000
Accounts payable and accrued expenses	228,936	249,179
Distributions payable	—	72,499
Deferred tax liabilities	47,509	47,623

Total liabilities	1,322,262	1,419,686
Noncontrolling interests in SHR’s operating partnership	5,513	4,583
Equity:
SHR’s shareholders’ equity:
8.50% Series A Cumulative Redeemable Preferred Stock ($0.01 par value per share; 4,148,141 shares issued and outstanding; liquidation preference $25.00 per share plus accrued distributions and $103,704 and $130,148 in the aggregate)	99,995	99,995
8.25% Series B Cumulative Redeemable Preferred Stock ($0.01 par value per share; 3,615,375 shares issued and outstanding; liquidation preference $25.00 per share plus accrued distributions and $90,384 and $112,775 in the aggregate)	87,064	87,064
8.25% Series C Cumulative Redeemable Preferred Stock ($0.01 par value per share; 3,827,727 shares issued and outstanding; liquidation preference $25.00 per share plus accrued distributions and $95,693 and $119,377 in the aggregate)	92,489	92,489
Common shares ($0.01 par value per share; 350,000,000 and 250,000,000 common shares authorized; 204,308,710 and 185,627,199 common shares issued and outstanding)	2,043	1,856
Additional paid-in capital	1,738,416	1,634,067
Accumulated deficit	(1,213,052)	(1,190,621)
Accumulated other comprehensive loss	(62,853)	(70,652)

Total SHR’s shareholders’ equity	744,102	654,198
Noncontrolling interests in consolidated affiliates	7,665	8,222

Total equity	751,767	662,420

Total liabilities, noncontrolling interests and equity	$2,079,542	$2,086,689

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

FINANCIAL HIGHLIGHTS

Supplemental Financial Data

(in thousands, except per share information)

	June 30, 2012
	Pro Rata Share	Consolidated
Capitalization
Common shares outstanding	204,309	204,309
Operating partnership units outstanding	853	853
Restricted stock units outstanding	1,357	1,357
Value Creation Plan units outstanding under the deferral program	1,239	1,239

Combined shares and units outstanding	207,758	207,758
Common stock price at end of period	$6.46	$6.46

Common equity capitalization	$1,342,117	$1,342,117
Preferred equity capitalization (at $25.00 face value)	289,102	289,102
Consolidated debt	1,045,817	1,045,817
Pro rata share of unconsolidated debt	212,275	—
Pro rata share of consolidated debt	(45,548)	—
Cash and cash equivalents	(76,180)	(76,180)

Total enterprise value	$2,767,583	$2,600,856

Net Debt / Total Enterprise Value	41.1%	37.3%
Preferred Equity / Total Enterprise Value	10.4%	11.1%
Common Equity / Total Enterprise Value	48.5%	51.6%

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Discontinued Operations

The results of operations of hotels sold are classified as discontinued operations and segregated in the consolidated statements of operations for all periods presented. The following hotel was sold during 2011 (in thousands):

Hotel	Date Sold	Net Sales Proceeds
Paris Marriott Champs Elysees (Paris Marriott)	April 6, 2011	$60,003

The following is a summary of (loss) income from discontinued operations for the three and six months ended June 30, 2012 and 2011 (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Hotel operating revenues	$—	$938	$—	$9,743

Operating costs and expenses	—	828	—	9,510

Operating income	—	110	—	233

Foreign currency exchange (loss) gain	(535)	(7)	(535)	51
Other income, net	—	—	—	326
Income tax expense	—	(20)	—	(379)
Gain on sale	—	100,951	—	100,965

(Loss) income from discontinued operations	$(535)	$101,034	$(535)	$101,196

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Investments in the Hotel del Coronado and Fairmont Scottsdale Princess Hotel

(in thousands)

On January 9, 2006, we purchased a 45% interest in the unconsolidated affiliate that owns the Hotel del Coronado. On February 4, 2011, we completed a recapitalization of the unconsolidated affiliate. As part of the recapitalization, a new unconsolidated affiliate was formed to own the Hotel del Coronado and to invest cash in the asset. Pursuant to the terms of the recapitalization, we became a limited partner in the new unconsolidated affiliate, and our ownership interest in the Hotel del Coronado decreased from 45% to 34.3%. On June 9, 2011, we completed a recapitalization of the Fairmont Scottsdale Princess hotel. As part of the recapitalization, our ownership interest in the Fairmont Scottsdale Princess hotel decreased from 100% to 50%. We account for these investments using the equity method of accounting.

	Three Months Ended June 30, 2012			Three Months Ended June 30, 2011
	Hotel del Coronado	Fairmont Scottsdale Princess	Total	Hotel del Coronado	Fairmont Scottsdale Princess	Total
Total revenues (100%)	$34,511	$19,145	$53,656	$33,685	$2,109	$35,794
Property EBITDA (100%)	$10,743	$3,251	$13,994	$10,455	$(744)	$9,711

Equity in losses of unconsolidated affiliates (SHR ownership)
Property EBITDA	$3,685	$1,626	$5,311	$3,586	$(372)	$3,214
Depreciation and amortization	(1,698)	(1,776)	(3,474)	(1,663)	(451)	(2,114)
Interest expense	(2,504)	(195)	(2,699)	(2,429)	(50)	(2,479)
Other expenses, net	(20)	19	(1)	(725)	(544)	(1,269)
Income taxes	100	—	100	102	—	102

Equity in losses of unconsolidated affiliates	$(437)	$(326)	$(763)	$(1,129)	$(1,417)	$(2,546)

EBITDA Contribution:
Equity in losses of unconsolidated affiliates	$(437)	$(326)	$(763)	$(1,129)	$(1,417)	$(2,546)
Depreciation and amortization	1,698	1,776	3,474	1,663	451	2,114
Interest expense	2,504	195	2,699	2,429	50	2,479
Income taxes	(100)	—	(100)	(102)	—	(102)

EBITDA Contribution	$3,665	$1,645	$5,310	$2,861	$(916)	$1,945

FFO Contribution:
Equity in losses of unconsolidated affiliates	$(437)	$(326)	$(763)	$(1,129)	$(1,417)	$(2,546)
Depreciation and amortization	1,698	1,776	3,474	1,663	451	2,114

FFO Contribution	$1,261	$1,450	$2,711	$534	$(966)	$(432)

	Six Months Ended June 30, 2012			Six Months Ended June 30, 2011
	Hotel del Coronado	Fairmont Scottsdale Princess	Total	Hotel del Coronado	Fairmont Scottsdale Princess	Total
Total revenues (100%)	$65,354	$46,128	$111,482	$62,987	$2,109	$65,096
Property EBITDA (100%)	$18,961	$11,906	$30,867	$17,753	$(744)	$17,009

Equity in (losses) earnings of unconsolidated affiliates (SHR ownership)
Property EBITDA	$6,504	$5,953	$12,457	$6,192	$(372)	$5,820
Depreciation and amortization	(3,387)	(3,547)	(6,934)	(3,298)	(451)	(3,749)
Interest expense	(5,022)	(398)	(5,420)	(4,734)	(50)	(4,784)
Other expenses, net	(43)	(39)	(82)	(1,464)	(544)	(2,008)
Income taxes	367	—	367	679	—	679

Equity in (losses) earnings of unconsolidated affiliates	$(1,581)	$1,969	$388	$(2,625)	$(1,417)	$(4,042)

EBITDA Contribution
Equity in (losses) earnings of unconsolidated affiliates	$(1,581)	$1,969	$388	$(2,625)	$(1,417)	$(4,042)
Depreciation and amortization	3,387	3,547	6,934	3,298	451	3,749
Interest expense	5,022	398	5,420	4,734	50	4,784
Income taxes	(367)	—	(367)	(679)	—	(679)

EBITDA Contribution	$6,461	$5,914	$12,375	$4,728	$(916)	$3,812

FFO Contribution
Equity in (losses) earnings of unconsolidated affiliates	$(1,581)	$1,969	$388	$(2,625)	$(1,417)	$(4,042)
Depreciation and amortization	3,387	3,547	6,934	3,298	451	3,749

FFO Contribution	$1,806	$5,516	$7,322	$673	$(966)	$(293)

Debt	Interest Rate		Spread over LIBOR		Loan Amount	Maturity (a)
Hotel del Coronado
CMBS Mortgage and Mezzanine	5.80	%(b)	480 bp	(b)	$425,000	March 2016
Cash and cash equivalents					(11,068)

Net Debt					$413,932

Fairmont Scottsdale Princess
CMBS Mortgage	0.61%		36 bp		$133,000	April 2015
Cash and cash equivalents					(3,926)

Net Debt					$129,074

(a)	Includes extension options.
(b)	Subject to a 1% LIBOR floor.

Caps	Effective Date	LIBOR Cap Rate	Notional Amount	Maturity
Hotel del Coronado
CMBS Mortgage and Mezzanine Loan Caps	February 2011	2.00%	$425,000	February 2013
CMBS Mortgage and Mezzanine Loan Caps	February 2013	2.50%	$425,000	March 2013
Fairmont Scottsdale Princess
CMBS Mortgage Loan Cap	June 2011	4.00%	$133,000	December 2013

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Leasehold Information

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Paris Marriott (a):
Property EBITDA	$—	$206	$—	$3,455
Revenue (b)	$—	$206	$—	$3,455

Lease expense	—	(223)	—	(3,274)
Less: Deferred gain on sale-leaseback	—	(62)	—	(1,214)

Adjusted lease expense	—	(285)	—	(4,488)

EBITDA contribution from leasehold	$—	$(79)	$—	$(1,033)

Marriott Hamburg:
Property EBITDA	$1,496	$1,844	$2,896	$3,300
Revenue (b)	$1,165	$1,277	$2,330	$2,492

Lease expense	(1,143)	(1,257)	(2,311)	(2,453)
Less: Deferred gain on sale-leaseback	(50)	(56)	(101)	(109)

Adjusted lease expense	(1,193)	(1,313)	(2,412)	(2,562)

EBITDA contribution from leasehold	$(28)	$(36)	$(82)	$(70)

Total Leaseholds:
Property EBITDA	$1,496	$2,050	$2,896	$6,755
Revenue (b)	$1,165	$1,483	$2,330	$5,947

Lease expense	(1,143)	(1,480)	(2,311)	(5,727)
Less: Deferred gain on sale-leasebacks	(50)	(118)	(101)	(1,323)

Adjusted lease expense	(1,193)	(1,598)	(2,412)	(7,050)

EBITDA contribution from leaseholds	$(28)	$(115)	$(82)	$(1,103)

Security Deposit (c):	June 30, 2012	December 31, 2011
Marriott Hamburg	$2,406	$2,462

(a)	On April 6, 2011, we sold our leasehold interest in the Paris Marriott hotel. The results of operations for the Paris Marriott hotel have been classified as discontinued operations for all periods presented.
(b)	For the three and six months ended June 30, 2011, Revenue for the Paris Marriott hotel represents Property EBITDA. For the three and six months ended June 30, 2012 and 2011, Revenue for the Marriott Hamburg hotel represents lease revenue.
(c)	The security deposit is recorded in other assets on the consolidated balance sheets.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Non-GAAP Financial Measures

We present five non-GAAP financial measures that we believe are useful to management and investors as key measures of our operating performance: Funds from Operations (FFO); FFO—Fully Diluted; Comparable FFO; Earnings Before Interest Expense, Taxes, Depreciation and Amortization (EBITDA); and Comparable EBITDA.

EBITDA represents net income (or loss) attributable to SHR common shareholders excluding: (i) interest expense, (ii) income taxes, including deferred income tax benefits and expenses applicable to our foreign subsidiaries and income taxes applicable to sale of assets; (iii) depreciation and amortization; and (iv) preferred stock dividends. EBITDA also excludes interest expense, income taxes and depreciation and amortization of our unconsolidated affiliates. EBITDA is presented on a full participation basis, which means we have assumed conversion of all redeemable noncontrolling interests of our operating partnership into our common stock. We believe this treatment of noncontrolling interests provides useful information for management and our investors and appropriately considers our current capital structure. We also present Comparable EBITDA, which eliminates the effect of realizing deferred gains on our sale leasebacks, as well as the effect of gains or losses on sales of assets, early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and the Value Creation Plan expense. We believe EBITDA and Comparable EBITDA are useful to management and investors in evaluating our operating performance because they provide management and investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe they help management and investors meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our asset base (primarily depreciation and amortization) from our operating results. Our management also uses EBITDA and Comparable EBITDA as measures in determining the value of acquisitions and dispositions.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, with the exception of impairment of depreciable real estate. NAREIT adopted a definition of FFO in order to promote an industry-wide standard measure of REIT operating performance. NAREIT defines FFO as net income (or loss) (computed in accordance with GAAP) excluding losses or gains from sales of depreciable property, impairment of depreciable real estate, real estate-related depreciation and amortization, and our portion of these items related to unconsolidated affiliates. We also present FFO—Fully Diluted, which is FFO plus income or loss on income attributable to redeemable noncontrolling interests in our operating partnership. We also present Comparable FFO, which is FFO—Fully Diluted excluding the impact of any gains or losses on early extinguishment of debt, impairment losses, foreign currency exchange gains or losses and the Value Creation Plan expense. We believe that the presentation of FFO, FFO—Fully Diluted and Comparable FFO provides useful information to management and investors regarding our results of operations because they are measures of our ability to fund capital expenditures and expand our business. In addition, FFO is widely used in the real estate industry to measure operating performance without regard to items such as depreciation and amortization. We also present Comparable FFO per diluted share as a non-GAAP measure of our performance. We calculate Comparable FFO per diluted share for a given operating period as our Comparable FFO (as defined above) divided by the weighted average of fully diluted shares outstanding. Comparable FFO per diluted share, in accordance with NAREIT, is adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under share-based compensation plans, operating partnership units and exchangeable debt securities. No effect is shown for securities that are anti-dilutive.

We caution investors that amounts presented in accordance with our definitions of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA should not be considered as an alternative measure of our net income (or loss) or operating performance. FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to comparable GAAP measures such as net income (or loss) attributable to SHR common shareholders. In addition, you should be aware that adverse economic and market conditions might negatively impact our cash flow. We have provided a quantitative reconciliation of FFO, FFO—Fully Diluted, Comparable FFO, EBITDA, and Comparable EBITDA to the most directly comparable GAAP financial performance measure, which is net income (or loss) attributable to SHR common shareholders.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net (Loss) Income Attributable to SHR Common Shareholders to EBITDA and Comparable EBITDA

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net (loss) income attributable to SHR common shareholders	$(2,998)	$39,538	$(34,514)	$4,131
Depreciation and amortization	25,277	30,091	50,767	60,696
Interest expense	19,080	25,762	38,685	45,310
Income taxes—continuing operations	350	1,060	815	(588)
Income taxes—discontinued operations	—	20	—	379
Noncontrolling interests	8	224	(109)	86
Adjustments from consolidated affiliates	(1,246)	(2,854)	(2,503)	(4,183)
Adjustments from unconsolidated affiliates	6,888	5,241	13,570	9,131
Preferred shareholder dividends	6,042	7,722	12,083	15,443

EBITDA	53,401	106,804	78,794	130,405
Realized portion of deferred gain on sale-leaseback—continuing operations	(50)	(56)	(101)	(109)
Realized portion of deferred gain on sale-leaseback—discontinued operations	—	(62)	—	(1,214)
Gain on sale of assets—continuing operations	—	—	—	(2,640)
Gain on sale of assets— discontinued operations	—	(100,951)	—	(100,965)
Loss on early extinguishment of debt	—	838	—	838
Loss on early termination of derivative financial instruments	—	29,242	—	29,242
Foreign currency exchange loss (gain)—continuing operations (a)	168	(147)	173	(286)
Foreign currency exchange loss (gain)—discontinued operations (a)	535	7	535	(51)
Adjustment for Value Creation Plan	(3,167)	6,818	4,772	15,999

Comparable EBITDA	$50,887	$42,493	$84,173	$71,219

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Reconciliation of Net (Loss) Income Attributable to SHR Common Shareholders to

Funds From Operations (FFO), FFO—Fully Diluted and Comparable FFO

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Net (loss) income attributable to SHR common shareholders	$(2,998)	$39,538	$(34,514)	$4,131
Depreciation and amortization	25,277	30,091	50,767	60,696
Corporate depreciation	(264)	(290)	(529)	(589)
Gain on sale of assets—continuing operations	—	—	—	(2,640)
Gain on sale of assets—discontinued operations	—	(100,951)	—	(100,965)
Realized portion of deferred gain on sale-leaseback—continuing operations	(50)	(56)	(101)	(109)
Realized portion of deferred gain on sale-leaseback—discontinued operations	—	(62)	—	(1,214)
Deferred tax expense on realized portion of deferred gain on sale-leasebacks	—	20	—	379
Noncontrolling interests adjustments	(120)	(149)	(253)	(306)
Adjustments from consolidated affiliates	(659)	(1,598)	(1,326)	(3,159)
Adjustments from unconsolidated affiliates	3,779	2,414	7,543	4,253

FFO	24,965	(31,043)	21,587	(39,523)
Redeemable noncontrolling interests	128	373	144	392

FFO—Fully Diluted	25,093	(30,670)	21,731	(39,131)
Non-cash mark to market of interest rate swaps	(1,187)	2,733	(2,717)	(1,633)
Loss on early extinguishment of debt	—	838	—	838
Loss on early termination of derivative financial instruments	—	29,242	—	29,242
Foreign currency exchange loss (gain)—continuing operations (a)	168	(147)	173	(286)
Foreign currency exchange loss (gain)—discontinued operations (a)	535	7	535	(51)
Adjustment for Value Creation Plan	(3,167)	6,818	4,772	15,999

Comparable FFO	$21,442	$8,821	$24,494	$4,978

Comparable FFO per diluted share	$0.11	$0.05	$0.12	$0.03

Weighted average diluted shares	204,099	178,488	197,133	169,379

(a)	Foreign currency exchange gains or losses applicable to third-party and inter-company debt and certain balance sheet items held by foreign subsidiaries.

Strategic Hotels & Resorts, Inc. and Subsidiaries (SHR)

Debt Summary

(dollars in thousands)

Debt	Interest Rate	Spread (a)		Loan Amount	Maturity (b)
Hyatt Regency La Jolla	1.25%	100 bp		$97,500	September 2012
North Beach Venture	5.00%	Fixed		1,476	January 2013
Marriott London Grosvenor Square (c)	2.00%	110 bp	(c)	113,226	October 2013
Bank credit facility	3.25%	300 bp		50,000	June 2015
Four Seasons Washington, D.C.	3.40%	315 bp		130,000	July 2016
Westin St. Francis	6.09%	Fixed		217,137	June 2017
Fairmont Chicago	6.09%	Fixed		96,478	June 2017
InterContinental Miami	3.75%	350 bp		85,000	July 2018
Loews Santa Monica Beach Hotel	4.10%	385 bp		110,000	July 2018
InterContinental Chicago	5.61%	Fixed		145,000	August 2021

				$1,045,817

(a)	Spread over LIBOR (0.25% at June 30, 2012).
(b)	Includes extension options.
(c)	Principal balance of £72,100,000 at June 30, 2012. Spread over three-month GBP LIBOR (0.90% at June 30, 2012).

Domestic and European Interest Rate Swaps

Swap Effective Date	Fixed Pay Rate Against LIBOR	Notional Amount	Maturity
February 2010	4.90%	$100,000	September 2014
February 2010	4.96%	100,000	December 2014
December 2010	5.23%	100,000	December 2015
February 2011	5.27%	100,000	February 2016

	5.09%	$400,000

Swap Effective Date	Fixed Pay Rate Against GBP LIBOR	Notional Amount	Maturity
October 2007	5.72%	£72,100	October 2013

At June 30, 2012, future scheduled debt principal payments (including extension options) are as follows:

Years ending December 31,	Amount
2012	$103,380
2013	123,950
2014	13,872
2015	65,046
2016	145,861
Thereafter	593,708

$1,045,817

Percent of fixed rate debt including U.S. and European swaps	93.1%
Weighted average interest rate including U.S. and European swaps (d)	6.63%
Weighted average maturity of fixed rate debt (debt with maturity of greater than one year)	4.30

(d)	Excludes the amortization of deferred financing costs and the amortization of the interest rate swap costs.